EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-39921 of BankUnited Financial Corporation on Form S-4 of our report relating to Consumers Bancorp, Inc. as of March 31, 1997 and 1996 and for each of the three years in the period ended March 31, 1997 dated May 9, 1997 appearing in the Propsectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP


Miami, Florida
December 8, 1997